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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):    May 26, 1994
                                                        ----------------------

                               IDEX Corporation
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            (Exact name of registrant as specified in its charter

          Delaware                     1-10235                    35-3555336
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(State or other jurisdiction)  (Commission File               (I.R.S. Employer
                                    Number)                    Identification
                                                                     Number)

630 Dundee Road, Suite 400          Northbrook, Illinois              60062
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                   (Address of principal executive offices)


Registrant's telephone number                       (708) 498-7070
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Item 2  Acquisition or Disposition of Assets

 On May 26, 1994, IDEX Corporation ("IDEX"), through its newly formed subsidiary HPI Acquisition Corporation, a Delaware Corporation, purchased all of the outstanding shares of common stock of Hale Products, Inc. ("Hale"), a Delaware Corporation, for approximately $90 million (includes the refinancing of certain indebtedness). The purchase price was arrived at through arms-length negotiations between IDEX and the stockholders of Hale. The acquisition was financed through borrowings under IDEX's existing bank revolving credit facility with Continental Bank N.A., as agent for the participating banks, as amended and restated as of May 23, 1994.





Item 7  Financial Statements and Pro Forma
        Financial Information



         It is impracticable, at this time, to provide the required financial statements and pro forma financial information for Hale. Therefore, the required financial statements and pro forma financial information has not been included in this Form 8-K report. The required financial statements and pro forma financial information will be filed under cover of an amendment to the Form 8-K within 60 days.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                         IDEX Corporation




June 6, 1994                             /s/    WAYNE P. SAYATOVIC
                                                Wayne P. Sayatovic
                                                Vice President-Finance
                                                Chief Financial Officer
                                                and Secretary (Principal
                                                Financial Officer)